Exhibit 99.3 Second Quarter 2019 Results July 16, 2019

Forward Looking Statements This slide presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward- looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, statements on (1) future loan and deposit growth; (2) future revenue growth and net interest margin; (3) future non-interest expense levels; (4) future credit trends and key metrics; (5) future effective tax rates; (6) future capital return to common shareholders; (7) our strategy and initiatives for future growth, capital management, cost savings, and strategic transactions, including the FCB transaction; (8) future long-term financial targets; (9) our 2019 capital plan and 2019 outlook; and (10) our assumptions underlying these expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation. Many of these factors are beyond Synovus’ ability to control or predict. These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law. Use of Non-GAAP Financial Measures This slide presentation contains certain non-GAAP financial measures determined by methods other than in accordance with generally accepted accounting principles. Such non-GAAP financial measures include the following: adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity, adjusted return on average tangible common equity; adjusted non-interest income; adjusted non-interest expense; adjusted tangible efficiency ratio; and tangible common equity ratio. The most comparable GAAP measures to these measures are diluted earnings per share; return on average assets; return on average common equity; total non-interest income; total non-interest expense; efficiency ratio; and total shareholders’ equity to total assets ratio, respectively. Management uses these non-GAAP financial measures to assess the performance of Synovus’ business and the strength of its capital position. Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management, investors, and bank regulators in evaluating Synovus’ operating results, financial strength, the performance of its business and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. Adjusted non-interest income is a measure used by management to evaluate non-interest income exclusive of net investment securities gains (losses) and net changes in the fair value of private equity investments. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. The tangible common equity ratio is used by management and bank regulators to assess the strength of our capital position. The computations of the non-GAAP financial measures used in this slide presentation are set forth in the Appendix to this slide presentation. 2

Second Quarter 2019 Highlights Adjusted Reported Reported Adjusted Adjusted 2Q19 vs. 2Q19 2Q18 2Q19(1) 2Q18(1) 2Q18(1) Earnings per Share $0.96 $0.91 $1.00 $0.92 8.4% Return on Average Assets 1.35% 1.42% 1.40% 1.43% 3 bps Return on Average Common 14.32% 15.39% 14.87% 15.56% 69 bps Equity Return on Average Tangible 16.66% 15.80% 17.29% 15.97% 132 bps Common Equity(1) Efficiency Ratio 54.14% 56.99% 52.08% 56.41% 433 bps  Successfully converted all Florida Community Bank (FCB) systems, customers, branches, and branding to Synovus on May 6  Diluted EPS of $0.96 and adjusted diluted EPS(1) of $1.00, up 1.5% sequentially and up 8.4% year over year  Period-end loan growth of $504.1 million or 5.7%(2) sequentially  Non-interest income growth of 13.1% sequentially, or 15.0%(1) on an adjusted basis  Increased the 2019 share repurchase authorization from $400 million to $725 million  Announced and priced a public offering of $350 million of Series E Preferred Stock  Continued stable credit environment with NPAs declining to 0.39% (1) Non-GAAP financial measure; see appendix for applicable reconciliation 3 (2) Annualized

Loans Period-end Loan Balances (1) (in billions) (1) $35.63 $36.14  Sequential quarter period-end growth of $504.1 million or 5.7%(2) vs. 1Q19  C&I up $119.9 million 45.2% 16.25 44.9% (1) 16.11 $25.13  Consumer up $304.0 million  Growth driven by lending partnerships, HELOC, and mortgage 12.28 48.8%  CRE up $80.0 million  Investment properties up $84.1 26.0% 9.57 26.5% 9.29 million  Loan growth broad-based across markets 6.24 24.8%  Total average loan growth of $457.1 million or 5.2% vs. 1Q19 10.26 28.8% 10.35 28.6% 26.4% 6.64 (in millions) 2Q18 1Q19 2Q19 Sequential (3) quarter loan $251.0 $400.1 $504.1 growth: CRE Consumer C&I Amounts may not total due to rounding (1) Total loans are net of deferred fees, costs, discounts/premiums (2) Annualized 4 (3) Excludes $9.29 billion of loans acquired from FCB

Deposits Total Period-End Deposits $38.08 $37.97 (in billions)  Improved overall deposit mix with growth in 2.71 7.1% 3.00 7.9% core transaction deposits(3) 4.63 12.2% 4.35 11.5%  2Q19 total period-end deposits decreased $108.5 million or 1.1%(1) vs. 1Q19  Core transaction deposits(3) up $100.8 $26.44 7.57 19.9% 7.34 19.3% 1.85 7.0% million 2.22 8.4%  Public funds down $278.7 million 3.28 12.4%  CDs (excl. public funds) down $225.1 million  Brokered deposits up $294.5 million 61.3% 23.17 60.8% 23.27  2Q19 total average deposits increased $72.7 (1) 19.09 72.2% million or 0.8% vs. 1Q19  Average non-interest bearing DDA (excl. public funds) up $312.4 million  Loan to deposit ratio remained stable at 95% 2Q18 1Q19 2Q19 Sequential quarter deposit $189.2 $423.7(2) ($108.5) growth/decline: (3) Core transaction deposits Time Public funds Brokered Amounts may not total due to rounding (1) Annualized (2) Excludes $10.93 billion of deposits acquired from FCB (3) Core transaction deposits consist of non-interest bearing, NOW/savings, and money market deposits excluding public funds 5

Net interest income  Net interest income of $397.3 million was (dollars in millions) essentially flat with 1Q19 and increased $112.7 million or 39.6% vs. 2Q18, largely due to the $397.2 $397.3 FCB merger  Net interest margin of 3.69% down 9 bps vs. 1Q19; includes $21.0 million of purchase accounting adjustments vs. $18.8 million in $284.6 1Q19  The sequential decrease in NIM was driven by 3.86% the declining rate environment and full quarter 3.78% effect of sub-debt issuance 3.69%  Net interest margin excluding impact of purchase accounting adjustments was 3.48% 3.59% 1Q19 2Q19 (1) (1) 3.48% Metric GAAP Excl. PAA GAAP Excl. PAA Loan yield 5.17% 5.07% 5.17% 5.04% Earning assets 2Q18 1Q19 2Q19 yield 4.80% 4.71% 4.79% 4.68% Net Interest Income Effective cost of Net Interest Margin funds 1.02% 1.12% 1.10% 1.20% Net Interest Margin (excl. PAA)(1) Net Interest Margin 3.78% 3.59% 3.69% 3.48% (1) Purchase accounting adjustments (PAA) are primarily comprised of loan accretion and deposit premium amortization of $9.8 million and $11.0 million in 2Q 2019 and $7.4 million and $11.0 million in 1Q 2019 6

Non-interest income (in millions)  2Q19 non-interest income of $89.8 million increased $10.4 million vs. 1Q19 and $16.4 $89.8 million vs. 2Q18 9.5  2Q19 adjusted non-interest income(1) of $90.2 $79.4 million increased $11.8 million or 15.0% vs. $73.4 8.2 8.4 1Q19 and $15.5 million or 20.7% vs. 2Q18 5.4 1.1 4.9 7.9  Fiduciary/asset management, brokerage, and 4.8 5.1 insurance revenues of $25.8 million increased $1.4 million or 5.7% vs. 1Q19 and $1.2 million 24.6 24.4 25.8 or 5.1% vs. 2Q18  Assets under management of $15.82 billion increased 10.0% vs. 2Q18  Capital markets income of $8.4 million increased $3.5 million or 70.9% vs. 1Q19 and 37.4 36.8 38.2 $7.3 million or 650.0% vs. 2Q18  Mortgage banking income of $7.9 million was up $2.8 million or 56.4% vs. 1Q19 and $3.1 million or 63.4% vs. 2Q18 2Q18 1Q19 2Q19 Other income  Other income of $9.5 million increased $1.3 Capital markets income million or 15.6%, including a $2 million mark- Mortgage banking income to-market adjustment to deferred Fiduciary/asset management, brokerage, and insurance revenues compensation plan, which is offset in expenses Core banking fees (2) Amounts may not total due to rounding. (1) Non-GAAP financial measure; see appendix for applicable reconciliation 7 (2) Include service charges on deposit accounts, card fees, letter of credit fees, ATM fee income, line of credit non-usage fees, gains from sales of government guaranteed loans, and miscellaneous other service charges

Non-interest expense  2Q19 non-interest expense of $264.1 million (dollars in millions) decreased $28.3 million or 9.7% vs. 1Q19 and $292.4 increased $60.1 million or 29.4% vs. 2Q18 $49.7 $264.1 $256.7  2Q19 adjusted non-interest expense(1) of $242.7 $7.4 $256.7 million increased $14.1 million or 5.8% vs. 1Q19 and $53.7 million or 26.4% vs. 2Q18 $204.1 $203.0  Employment expenses up $3.6 million, primarily due to increased commissions, day count, and a mark-to-market adjustment to deferred compensation plan  Third-party processing up $1.4 million  Consulting fees up $2.1 million 2Q18 1Q19 2Q19 2Q18 1Q19 2Q19 Efficiency Reported – excl. merger related 56.99% 61.28% 54.14% Ratio Reported – merger related(2) Adjusted(1) Adjusted Tangible 56.41% 50.24% 52.08% Efficiency Ratio(1) (1) Non-GAAP financial measure; see appendix for applicable reconciliation 8 (2) Merger related expense related to FCB of $7.4 million and $49.7 million for 2Q19 and 1Q19, respectively

Credit Quality (dollars in millions) NPA, NPL, and Past Due Ratios Net Charge-offs 0.50% 0.46% 0.44% 0.44% 0.39% 0.47% 0.29% 0.42% 0.41% 0.40% (2) 0.24% 0.34% 0.20% 0.19% 0.31% 0.25% 0.22% 0.22% 0.22% 0.13% 0.29% $17.8 $15.3 $13.0 $17.1 $11.8 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 NPA Ratio NPL Ratio(1) Total Past Dues > 30 Days Ratio 0.07% 0.29%Net Charge-offs0.24% NCO0.20% Ratio 0.19% % Provision Expense Allowance for Loan Losses Ratio $251.7 $251.5 $250.6 138% 1.00% 0.98% 0.97% $27.7 103% $257.0 $257.4 98% 93% 0.72% 0.71% 66% 298% 292% 263% 288% 283% 215% 232% 235% 213% 219% $11.8 $15.0 $12.1 $23.6 $12.1 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 (3) Provision Expense Provision to Net Charge Offs Loan Loss Reserve LLR to NPLs(2) LLR to NPLs (1) Excludes impaired loans held for sale. June 30, 2019 and March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income (2) Excludes impaired loans held for sale and FCB acquired NPLs that carry no reserve. June 30, 2019 and March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income 9 (3) Excludes impaired loans with no reserves and FCB acquired NPLs that carry no reserve. June 30, 2019 and March 31, 2019 non-performing loans exclude acquired loans accounted for under ASC 310-30 that are currently accruing income

Capital ratios 2Q18 1Q19 2Q19 (1) Common equity Tier 1 ratio 10.12 9.52 9.61 (1) Tier 1 capital ratio 11.25 10.01 10.09 (1) Total risk-based capital ratio 13.08 12.06 12.11 (1) Leverage ratio 10.03 8.81 8.92 Tangible common equity ratio(2) 8.77 8.30 8.56  Repurchased $25 million in common stock (732 thousand shares) during the quarter; year to date repurchases total $345 million  Share count reduced by 8.0% from January 1, 2019  Share repurchase authorization increased by $325 million to $725 million for 2019  On July 1, Synovus closed a public offering of $350 million of Series E Preferred Stock (1) Preliminary (2) Non-GAAP financial measure; see appendix for applicable reconciliation 10

2019 Outlook Metrics 2018 (1) 2019 Outlook Loan growth $35.37 billion 5.5% to 7.5%(2) Balance Sheet Deposit growth $37.61 billion 3.0% to 5.0%(2) Revenue Revenue growth(3) $1.83 billion 5.5% to 7.5% Non- Adjusted non-interest expense growth(4) $956.9 million 2% to 4%(5) interest Expense and Taxes Effective tax rate 21.94% 24 to 25% Net charge-off ratio 19 bps 15 to 20 bps Credit and Share repurchases $175 million Up to $725 million Capital Common dividend per share (year) $1.00 Up 20% to $1.20 (1) Pro forma combination of FCB and Synovus based on 2018 results (2) Loan and deposit growth based on 12/31/2018 combined period end balance (3) Assumes current forward curve (4) Non-GAAP financial measure; see appendix for applicable reconciliation (5) Growth excludes amortization of intangibles of approximately $12 million in 2019 11

Appendix

Quarterly Highlights Trend 2Q18 3Q18 4Q18 1Q19 2Q19 Diluted EPS 0.91 0.84 0.87 0.72 0.96 Net interest margin 3.86 3.89 3.92 3.78 3.69 Efficiency ratio 56.99 60.62 57.34 61.28 54.14 Financial Performance Adjusted tangible efficiency ratio(1) 56.41 55.55 55.98 50.24 52.08 ROA(2) 1.42 1.36 1.29 1.06 1.35 Adjusted ROA(1)(2) 1.43 1.47 1.36 1.45 1.40 Total loans 4.0 7.0 5.7 37.3 5.7 Balance Sheet Growth(3) Total average deposits 7.5 1.8 8.0 40.5 0.8 NPA ratio 0.50 0.46 0.44 0.44 0.39 Credit Quality NCO ratio(2) 0.29 0.24 0.20 0.19 0.13 Common shares outstanding(4) 117,841 116,714 115,866 157,454 156,872 CET1 ratio 10.12 9.90 9.95 9.52 9.61(5) Capital Tangible common equity ratio(1) 8.77 8.68 8.81 8.30 8.56 (1) Non-GAAP financial measure; see applicable reconciliation (2) Annualized (3) Sequential quarter growth, annualized except for 1Q19 (4) In thousands (5) Preliminary 13

Condensed Income Statement (in thousands, except per share data) 2Q19 1Q19 2Q18 Net interest income $ 397,262 $ 397,175 $ 284,577 Non-interest income 89,807 79,378 73,387 Non-interest expense (264,126) (292,410) (204,057) Provision expense (12,119) (23,569) (11,790) Income before taxes 210,824 160,574 142,117 Income tax expense 54,640 40,388 30,936 Preferred stock dividends 3,150 3,150 2,559 Net income available to common shareholders $ 153,034 $ 117,036 $ 108,622 Weighted average common shares outstanding, diluted 159,077 162,760 119,139 Net income per diluted common share $ 0.96 $ 0.72 $ 0.91 14

Non-interest Income 2Q19 vs. 1Q19 2Q19 vs. 2Q18 (in thousands) 2Q19 1Q19 2Q18 % Change % Change Service charges on deposit accounts $ 21,994 $ 20,859 $ 19,999 5.4 10.0 Fiduciary and asset management fees 14,478 13,578 13,983 6.6 3.5 Brokerage revenue 10,052 9,379 8,709 7.2 15.4 Mortgage banking income 7,907 5,054 4,839 56.4 63.4 Card fees 11,161 10,877 10,833 2.6 3.0 Capital markets income 8,385 4,906 1,118 70.9 nm Income from bank-owned life insurance 5,176 5,290 3,733 (2.2) 38.7 Other non-interest income 11,044 8,502 11,506 29.9 (4.0) Adjusted non-interest income $ 90,197 $ 78,445 $ 74,720 15.0 20.7 Increase (decrease) in fair value of private equity investments, net 1,455 858 (37) 69.7 nm Investment securities gains/(losses), net (1,845) 75 (1,296) nm nm Total non-interest income $ 89,807 $ 79,378 $ 73,387 13.1 22.4 nm = not meaningful 15

Earning Assets Composition Investment Securities Portfolio Loan Portfolio 1.8 1.7 4.3 4.3 1.5 4.1 3.9 1.4 1.4 3.06% 3.4 5.17% 5.17% 5.11% 2.36% 2.39% 2.45% 3.03%(2) 4.99% 4.88% 2Q18 3Q18 4Q18 1Q19 2Q19 2Q18 3Q18 4Q18 1Q19 2Q19 (1) (1) Duration (in years) Yield Duration (in years) Yield Loan Portfolio Rate Mix Net Interest Income Sensitivity 36.7% 36.6% 35.9% 37.0% 37.6% Gradual change in Estimated % increase in short-term interest rates net interest income 16.2% 15.7% 15.6% 12.0% 11.9% (in bps) 47.1% 47.7% 48.5% 51.0% 50.5% -100 -1.50% -25 -0.40% 2Q18 3Q18 4Q18 1Q19 2Q19 Fixed rate Prime floating rate LIBOR floating rate (1) Loan and investment yields include Purchase Accounting Adjustments (PAA). Excluding the effect of PAA, loan and investment yields are 5.04% and 3.02%, respectively 16

Loan Growth (Dollars in millions) Quarter-to-Date Annualized 1Q19 2Q19 Investment Properties $8,921 25.0% $9,005 24.9% $84 3.8% Residential Properties $765 2.2% $747 2.1% ($18) (9.2%) Land Acquisition & Development $582 1.7% $596 1.7% $14 9.3% Total CRE $10,268 28.9% $10,348 28.6% $80 3.1% C&I $16,128 45.3% $16,248 45.0% $120 3.0% Retail $9,262 26.0% $9,566 26.5% $304 13.2% Total $35,635 100.0% $36,139 100.0% $504 5.7% *Totals include net deferred fees/cost by category which are not displayed on this slide 17

Commercial Real Estate Composition of 2Q19 Commercial Real Estate Portfolio • Investment Properties portfolio represents Total Portfolio $10.35 billion 87% of total CRE portfolio • The portfolio is well diversified among the property types • Credit quality in Investment Properties Office building 22.1% portfolio remains excellent Multi-Family 20.4% • As of 2Q19, Residential C&D and Land Acquisition Portfolios represent only 1.9% of total Shopping centers 16.2% performing loans • No single CRE loan above $75 million Hotels 12.0% • Average CRE loan size is $9.7 million Other Investment Properties 9.5% Warehouse 6.7% 1-4 Family Perm/Mini Perm 5.1% Credit Indicator 2Q19 Land Acquisition 2.3% NPL Ratio 0.05% Residential Development 2.1% Net Charge-off Ratio (annualized) -0.04% 1-4 Family Construction 2.1% 30+ Days Past Due Ratio 0.08% Commercial Development 1.3% 90+ Days Past Due Ratio 0.01% 18

C&I Portfolio Diverse Industry Exposure Total Portfolio $16.25 billion Health Care 18.4% Manufacturing 7.5% • Wholesale Bank (includes Large Corporate, Retail Trade 7.6% Middle Market, and Specialty Lines) represents Finance/Insurance 7.3% 56.2% of C&I Balances Wholesale Trade 6.8% • Community/Retail Bank represents 43.8% of C&I Other Services 5.8% balances R/E Other 5.5% Accom. & Food Svcs. 5.5% Credit Indicator 2Q19 Prof., Scientific, Tech. Svcs 5.4% NPL Ratio 0.53% All Other 5.5% Net Charge-off Ratio (annualized) 0.23% Arts, Entertainment & Rec. 5.6% 30+ Days Past Due Ratio 0.21% Transport/Warehousing 5.1% 90+ Days Past Due Ratio 0.00% Construction 4.5% R/E Leasing 3.2% Educational Svcs. 2.2% Ag, Forestry, Fishing 2.2% Admin., Support, Waste… 2.0% 19

Consumer Portfolio

Total Consumer Portfolio $9.57 billion



Consumer Mortgage
56.5%
Consumer Lending Partnerships
20.0%
HELOC
17.3%
Other Consumer
3.5%
Credit Card
2.7%

Credit Indicator	2Q19
NPL Ratio	0.34%
Net Charge-off Ratio*	0.15%
30+ Days Past Due Ratio	0.41%
90+ Days Past Due Ratio	0.04%

Mortgage and HELOC, the two largest concentrations, have strong credit indicators

Credit Indicator	Heloc	Mortgage
Weighted Average Credit Score of 2Q19 Originations	792	770
Weighted average credit score of total portfolio	784	785
Average LTV	71.4%	75.9%
Average DTI	32.4%	31.3%
Utilization Rate	52.2%	N/A

* Annualized

- **Credit Card Portfolio continues to perform well**
  - Average utilization rate is 23.3%
  - Average credit score is 729
  - Charge-offs below industry average at 3.06% for the year
- **Lending Partnerships with GreenSky and SoFi**
  - Currently $1.90 billion in balances, or 5.3% of total portfolio
  - GreenSky is a point-of-sale program where the customer applies with home improvement store, contractor, or other merchant
  - SoFi portfolio primarily consists of refinanced student loan debt

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Portfolio Risk Distribution (Dollars in millions) 1Q19 vs. 2Q19 Risk Category 1Q19 2Q19 Change Passing Grades $35,030 98.30% $35,546 98.36% $516 Special Mention 245 0.69% 204 0.56% (41) Substandard Accruing 215 0.60% 265 0.73% 50 Non-Performing Loans 144 0.40% 124 0.34% (20) Total Loans $35,635 100.00% $36,139 100.00% $504 Amounts may not total due to rounding 21

Non-GAAP Financial Measures (dollars in thousands) 2Q19 1Q19 2Q18 Net income available to common shareholders $ 153,034 117,036 108,622 Subtract: Income tax expense, net related to State Tax Reform - - (608) Add: Merger-related expense 7,401 49,738 - Add: Fair value adjustment to Visa derivative - - 2,328 Subtract: Litigation settlement/contingency expense - - (1,400) Add: Restructuring charges, net 18 19 103 Add/subtract: Investment securities losses (gains), net 1,845 (75) 1,296 Subtract/add: (Increase) decrease in fair value of private equity investments, net (1,455) (858) 37 Subtract: Tax effect of adjustments (1,951) (5,705) (554) Adjusted net income available to common shareholders $ 158,892 160,155 109,824 Weighted average common shares outstanding, diluted 159,077 162,760 119,139 Net income per common share, diluted $ 0.96 0.72 0.91 Adjusted net income per common share, diluted $ 1.00 0.98 0.92 22

Non-GAAP Financial Measures, continued (dollars in thousands) 2Q19 1Q19 4Q18 3Q18 2Q18 Net income $ 156,184 120,186 105,070 109,059 111,181 Add: Earnout liability adjustments - - - 11,652 - Subtract: Income tax expense, net related to Federal Tax Reform, SAB 118, State Tax Reform, and adjusted portion of other discrete items - - - (9,865) (608) Add: Merger-related expense 7,401 49,738 3,381 6,684 - Subtract: Litigation settlement/contingency expense - - - - (1,400) Add: Restructuring charges, net 18 19 140 21 103 Add: Fair value adjustment to Visa derivative - - - - 2,328 Add/subtract: Investment securities losses (gains), net 1,845 (75) - - 1,296 Subtract/add: (Increase) decrease in fair value of private equity investments, net (1,455) (858) 2,084 (434) 37 Subtract/add: Tax effect of adjustments (1,951) (5,705) (522) 27 (554) Adjusted net income $ 162,042 163,305 110,153 117,144 112,383 Net income annualized $ 626,452 487,421 416,854 432,680 445,946 Adjusted net income annualized $ 649,949 662,293 437,020 464,756 450,767 Total average assets $ 46,549,432 45,794,621 32,190,303 31,725,604 31,502,758 Return on average assets 1.35% 1.06 1.29 1.36 1.42 Adjusted return on average assets 1.40% 1.45 1.36 1.47 1.43 23

Non-GAAP Financial Measures, continued

(dollars in thousands)		2Q19	1Q19	2Q18
Net income available to common shareholders	$	153,034	117,036	108,622
Subtract: Income tax expense, net related to effects of State Tax Reform		-	-	(608)
Add: Merger-related expense		7,401	49,738	-
Subtract: Litigation settlement/contingency expense		-	-	(1,400)
Add: Fair value adjustment to Visa derivative		-	-	2,328
Add: Restructuring charges, net		18	19	103
Add/subtract: Investment securities losses (gains), net		1,845	(75)	1,296
Subract/add: (Increase) decrease in fair value of private equity investments, net		(1,455)	(858)	37
Subract: Tax effect of adjustments		(1,951)	(5,705)	(554)
Adjusted net income available to common shareholders	$	158,892	160,155	109,824
Adjusted net income available to common shareholders annualized	$	637,314	649,518	440,502
Add: Amortization of intangibles		7,250	10,317	896
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$	644,564	659,835	441,398
Net income available to common shareholders annualized		613,818	474,646	435,682
Add: Amortization of intangibles		7,250	10,317	896
Net income available to common shareholders excluding amortization of intangibles annualized	$	621,068	484,963	436,578
Total average shareholders' equity less preferred stock		4,286,369	4,321,561	2,831,368
Subtract: Goodwill		(487,601)	(480,215)	(57,315)
Subtract: Other intangible assets, net		(69,853)	(75,191)	(10,555)
Total average tangible shareholders' equity less preferred stock	$	3,728,915	3,766,155	2,763,498
Return on average common equity		14.32%	10.98%	15.39%
Adjusted return on average common equity		**14.87%**	**15.03%**	**15.56%**
Return on average tangible common equity		**16.66%**	**12.88%**	**15.80%**
Adjusted return on average tangible common equity		**17.29%**	**17.52%**	**15.97%**

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Non-GAAP Financial Measures, continued

(dollars in thousands)		2Q19	1Q19	2Q18
Total non-interest income	$	89,807	79,378	73,387
Add/subtract: Investment securities losses (gains) , net		1,845	(75)	1,296
Subtract/add: (Increase) decrease in fair value of private equity investments, net		(1,455)	(858)	37
Adjusted non-interest income		**90,197**	**78,445**	**74,720**

(dollars in thousands)		2Q19	1Q19	4Q18	3Q18	2Q18
Total non-interest expense	$	264,126	292,410	209,922	220,297	204,057
Subtract: Earnout liability adjustments		-	-	-	(11,652)	-
Subtract: Fair value adjustment to Visa derivative		-	-	-	-	(2,328)
Subtract: Merger-related expense		(7,401)	(49,738)	(3,381)	(6,684)	-
Add: Litigation settlement/contingency expense		-	-	-	-	1,400
Subtract: Restructuring charges, net		(18)	(19)	(140)	(21)	(103)
Adjusted non-interest expense		**256,707**	**242,653**	**206,401**	**201,940**	**203,026**

(dollars in thousands)		2Q19		1Q19		4Q18		3Q18		2Q18
Adjusted non-interest expense	$	256,707		242,653		206,401		201,940		203,026
Subtract: Amortization of intangibles		(2,410)		(3,392)		(292)		(292)		(292)
Adjusted tangible non-interest expense	$	254,297		239,261		206,109		201,648		202,734
Net interest income		397,262		397,175		297,933		291,619		284,577
Add: Tax equivalent adjustment		811		630		181		136		120
Add: Total non-interest income		89,807		79,378		67,991		71,668		73,387
Total FTE revenues		487,880		477,183		366,105		363,423		358,084
Add/subtract: Investment securities losses (gains), net		1,845		(75)		-		-		1,296
Subtract/add: (Increase) decrease in fair value of private equity investments, net		(1,455)		(858)		2,084		(434)		37
Adjusted total revenues	**$**	**488,270**	**$**	**476,250**	**$**	**368,189**	**$**	**362,989**	**$**	**359,417**
Efficiency Ratio		54.14%		61.28		57.34		60.62		56.99
Adjusted tangible efficiency ratio		**52.08%**		**50.24**		**55.98**		**55.55**		**56.41**

25

Non-GAAP Financial Measures, continued

(dollars in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total assets	$47,318,203	46,604,344	32,669,192	32,075,120	31,740,305
Subtract: Goodwill	(492,390)	(480,215)	(57,315)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(61,473)	(74,683)	(9,875)	(10,166)	(10,458)
Tangible assets	$46,764,340	46,049,446	32,602,002	32,007,639	31,672,532
Total shareholders' equity	4,753,816	4,572,072	3,133,602	3,040,073	3,167,694
Subtract: Goodwill	(492,390)	(480,215)	(57,315)	(57,315)	(57,315)
Subtract: Other intangible assets, net	(61,473)	(74,683)	(9,875)	(10,166)	(10,458)
Subtract: Preferred Stock, no par value	(195,140)	(195,140)	(195,140)	(195,138)	(321,118)
Tangible common equity	$ 4,004,813	3,822,034	2,871,272	2,777,454	2,778,803
Total shareholders' equity to total assets ratio	10.05%	9.81	9.59	9.48	9.98
Tangible common equity ratio	**8.56%**	**8.30**	**8.81**	**8.68**	**8.77**

	2018		
(dollars in thousands)	Synovus	FCB	Pro Forma Combined
Total non-interest expense	$829,455	160,632	990,087
Subtract: Earnout liability adjustments	(11,652)	-	(11,652)
Subtract: Merger-related expense	(10,065)	(10,657)	(20,722)
Add: Litigation settlement/contingency expense	4,026	-	4,026
Add: Restructuring charges, net	51	-	51
Subtract: Amortization of intangibles	(1,167)	(1,405)	(2,572)
Subtract: Fair value adjustment to Visa derivative	(2,328)	-	(2,328)
Adjusted non-interest expense	**$808,320**	**148,570**	**956,890**

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